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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference of our reports dated November 20, 1996 and January 25, 1997, relating to the financial statements and financial highlights appearing in the Annual Reports to Shareholders dated October 31, 1996 and December 31, 1996, of Composite Growth & Income Fund, Composite Northwest Fund, Composite Bond & Stock Fund, Inc., Composite U.S. Government Securities, Inc., Composite Income Fund, Inc., Composite Tax-Exempt Bond Fund, Inc., and Composite Cash Management Company, which have been further incorporated into this registration statement on Form N-1A of The Composite Funds. We also consent to the references to our Firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Public Accountants" in the Statements of Additional Information which are parts of this registration statement on Form N-1A of The Composite Funds. We also consent to our appointment as auditors for The Composite Funds.


LeMASTER & DANIELS PLLC

Spokane, Washington
September 30, 1997